RECKSON OPERATING PARTNERSHIP, L.P.
                                  EXHIBIT 32.2
    CERTIFICATION OF MICHAEL MATURO, EXECUTIVE VICE PRESIDENT, TREASURER AND
           CHIEF FINANCIAL OFFICER OF RECKSON ASSOCIATES REALTY CORP.,
     THE SOLE GENERAL PARTNER OF THE REGISTRANT, PURSUANT TO SECTION 1350 OF
                CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE


I, Michael Maturo, Executive Vice President, Treasurer and Chief Financial Officer of Reckson Associates Realty Corp., the sole general partner of Reckson Operating Partnership, L.P. (the "Company"), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

          1) The Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

          2)   The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operations of the Company.


Dated: November 2, 2004
                                    By          /s/ Michael Maturo
                                      ------------------------------------------
                                      Michael Maturo, Executive Vice President,
                                      Treasurer and Chief Financial Officer
                                      of Reckson Associates Realty Corp., the
                                      sole general partner of the Registrant


A signed original of this written statement required by Section 906 has been provided to Reckson Operating Partnership, L.P. and will be furnished to the Securities and Exchange Commission or its staff upon request.